PRESS RELEASE

UnitedHealth Group Announces Leadership Transition

•Stephen J. Hemsley named Chief Executive Officer

•Company suspends 2025 outlook as medical expenditures expected to be higher than anticipated

•Company expects to return to growth in 2026

(May 13, 2025) UnitedHealth Group (NYSE: UNH) today announced the appointment of Stephen J. Hemsley as its chief executive officer, effective immediately, following Andrew Witty’s decision to step down as CEO for personal reasons. Hemsley, who served as company CEO from 2006-2017, will remain chairman of the company’s Board of Directors and Witty will serve as a senior adviser to Hemsley.

“We are grateful for Andrew’s stewardship of UnitedHealth Group, especially during some of the most challenging times any company has ever faced,” Hemsley said. “The Board and I have greatly valued his leadership and compassion as chief executive and as a director and wish him and his family the best.

“UnitedHealth Group has tremendous opportunities to grow as we continue to help improve health care and to perform to our potential — and, in so doing, return to our long-term growth objective of 13 to 16 percent,” Hemsley continued.

“Leading the people of UnitedHealth Group has been a tremendous honor as they work every day to improve the health system, and they will continue to inspire me,” Witty said.

“Steve Hemsley brings a combination of strategic vision and deep operational focus that are highly valuable to our company,” said Michele Hooper, lead independent director of UnitedHealth Group.

Hemsley joined UnitedHealth Group as chief operating officer in 1997 and became president in 1999. He became Board chair in 2017.

Additionally, the company suspended its 2025 outlook as care activity continued to accelerate while also broadening to more types of benefit offerings than seen in the first quarter, and the medical costs of many Medicare Advantage beneficiaries new to UnitedHealthcare remained higher than expected.

The company expects to return to growth in 2026.

Conference Call
UnitedHealth Group will host a conference call with investors at 8:00 a.m. Eastern Time today, May 13. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page through May 27, 2025. This release and the Form 8-K dated May 13, 2025, can also be accessed from the Investor Relations page of the company’s website.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risk and uncertainties associated with the sale of our remaining operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.

This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

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Investors:	investor_relations@uhg.com

Media:	uhgmedia@uhg.com